UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2012

CHINA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-52409	98-0522950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 57 Xinhua East Street Hohhot, Inner Mongolia, People’s Republic of China		010010
(Address of principal executive offices)		(Zip Code)
86-471-466-8870
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 9, 2012, China Energy Corporation (the “Company”) was notified by Wei, Wei & Co., LLP, the Company’s independent registered accounting firm (“WW”), that the previously issued unaudited interim financial statements contained in the Company’s Quarterly Reports for the quarters ended February 29, 2012 and May 31, 2012 (the “Financial Statements”) should no longer be relied upon because of errors contained therein and that the Financial Statements should be restated. The errors resulted in (1) an overstatement of inventory and an overstatement of net income for the first and second quarters of the fiscal year ending on November 30, 2012 and (2) an overstatement in revenue for the three and six months ended May 31, 2012. The Company has determined that these accounting errors did not result from any changes in the Company’s internal accounting policies, and the Company has no evidence that the errors resulted from any fraud or intentional misconduct. The Board of Directors is overseeing the Company’s reinforcement of its internal controls to see that these types of errors do not occur in the future.

The inventory overstatement appears to be the result of an error in inter-company elimination entry during consolidation relating to inter-company sales and purchases of coal between the Company’s coal mine and trading divisions. The overstatement of revenue was the result of the Company’s failure to properly calculate the governmental heat subsidy to be received by the Company in the quarter ended May 31, 2012. The errors resulted in (i) an overstatement of inventory as of February 29, 2012 and May 31, 2012 of approximately $3,379,000 and $5,281,000, respectively, (ii) an overstatement of the net income for the three months ended February 29, 2012 and for the six months ended May 31, 2012 of approximately $3,364,000 and $6,263,000, respectively, and (iii) an overstatement of revenue for the three months ended May 31, 2012 of approximately $939,000. Accordingly, the Company intends to file on or about October 31, 2012 with the Securities and Exchange Commission (the “SEC”) amended and restated Quarterly Reports on Form 10-Q/A for the first and second quarters of the year ending November 30, 2012.

The Company has provided WW with a copy of this Form 8-K representing the Company's response to Item 4.02(b) of Form 8-K on the same day as the filing of this Report on Form 8-K with the SEC. The Company has requested that WW furnish the Company with a letter addressed to the SEC stating whether WW agrees with the statements made by the Company in response to Item 4.02(b) and, if not, stating the respects in which it does not agree. The Company will amend this Form 8-K by filing WW’s letter as an exhibit to the filed Form 8-K no later than two business days after the Company's receipt of the letter from WW as described in this paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION
Date: October 19, 2012	By: /s/ Wenxiang Ding__________ Name: Wenxiang Ding Title: Chief Executive Officer

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